                                   EXHIBIT 11
                           Lindsay Manufacturing Co.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
             For the three months ended November 30, 1995 and 1994
                (Dollars in thousands except per share amounts)
                                    (Unaudited)

COMPUTATION OF PRIMARY PER SHARE EARNINGS                                               Three Months Ended
                                                                                   -----------------------------
                                                                                     November         November
                                                                                       1995             1994
                                                                                   ------------     ------------
1.  Weighted average shares outstanding.........................................     4,319,433        4,713,728
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock.................................       178,505          150,023
                                                                                   ------------     ------------
3.  Average number of common and common
       equivalent shares outstanding............................................     4,497,938        4,863,751
                                                                                   ============     ============

4.  Net earnings for per share computation......................................  $      3,026     $      1,999
                                                                                   ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding............................................  $       0.67     $       0.41
                                                                                   ============     ============

COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS                                         Three Months Ended
                                                                                   -----------------------------
                                                                                     November         November
                                                                                       1995             1994
                                                                                   ------------     ------------
1.  Weighted average shares outstanding.........................................     4,319,433        4,713,728
2.  Net additional shares outstanding assuming
       dilutive stock options exercised and
       proceeds used to purchase treasury stock.................................       186,746          151,645
                                                                                   ------------     ------------
3.  Average number of common and common
       equivalent shares outstanding............................................     4,506,179        4,865,373
                                                                                   ============     ============

4.  Net earnings for per share computation......................................  $      3,026     $      1,999
                                                                                   ============     ============

5.  Net earnings per average common and common
       equivalent shares outstanding............................................  $       0.67     $       0.41
                                                                                   ============     ============





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